Exhibit 99.1

Coherent Corp. 375 Saxonburg Blvd. Saxonburg, PA 16056-9499 USA

PRESS RELEASE

COHERENT’S SILICON CARBIDE SEMICONDUCTOR BUSINESS TO RECEIVE $1 BILLION IN INVESTMENTS FROM DENSO AND MITSUBISHI ELECTRIC

•	Coherent completes its previously announced strategic review of its silicon carbide business and plans to operate the business as an independent subsidiary

•	DENSO and Mitsubishi Electric will each invest $500 million for a 12.5% non-controlling interest in the silicon carbide business

•	Coherent to enter into long-term supply agreements with DENSO and Mitsubishi Electric to support their 150 mm and 200 mm substrate and epitaxial wafer demand

PITTSBURGH, Oct. 10, 2023 (GLOBE NEWSWIRE) – Coherent Corp. (NYSE: COHR), a global leader in materials, networking, and lasers, today announced that DENSO CORPORATION and Mitsubishi Electric Corporation have agreed to invest an aggregate $1 billion in its silicon carbide business (the “Business”). The transaction results from the strategic review process announced in May 2023 for the Business.

Under the terms of the transaction, DENSO and Mitsubishi Electric will each invest $500 million in exchange for a 12.5% non-controlling ownership interest in the Business, with Coherent owning the remaining 75%. Prior to the completion of the transaction, Coherent will separate and contribute the Business to a subsidiary. Coherent will control and operate the Business, which will continue to be led by Sohail Khan, Coherent’s Executive Vice President, New Ventures & Wide-Bandgap Electronics Technologies.

In connection with the transaction, the Business will enter into long-term supply arrangements with DENSO and Mitsubishi Electric that support their demand for 150 mm and 200 mm silicon carbide (“SiC”) substrates and epitaxial wafers.

“We are excited to expand our strategic relationships with DENSO and Mitsubishi Electric to capitalize on the significant demand for silicon carbide,” said Dr. Vincent D. Mattera, Jr., Chair and CEO, Coherent. “After a thorough review of strategic alternatives for our Silicon Carbide business, we determined that the creation of a separate subsidiary and the strategic investments from DENSO and Mitsubishi Electric, two leaders in SiC power devices and modules, is the best path forward to maximize shareholder value and position the Business for long-term growth. The investments from our strategic partners will be used to accelerate our capacity expansion plans and help sustain our leadership position, while ensuring the development of a robust and scalable supply for the rapidly growing market for SiC-based power electronics, largely driven by the explosive growth of the global electric vehicle market.”

“We are very pleased to establish a strategic relationship with Coherent, which has a world-class track record in SiC wafer manufacturing. Through this investment, we will secure a stable

coherent.com +1 724 352 4455	1

procurement of SiC wafers, which are critical for BEVs, and contribute to the realization of a carbon-neutral society by promoting the widespread adoption of BEVs,” said Shinnosuke Hayashi, President & COO, Representative Member of the Board at DENSO.

Dr. Masayoshi Takemi, Executive Officer, Group President, Semiconductor & Device of Mitsubishi Electric, said: “Demand for SiC power semiconductors is expected to grow exponentially as the global market for electric vehicles increases in line with the transition to a decarbonized world. To capitalize on this trend, we have decided to expand our SiC power semiconductor production capacity, including by constructing a 200 mm wafer plant in the Shisui area of Kumamoto Prefecture. We are delighted to strengthen our partnership with Coherent by investing in this new SiC company, which will provide us with a stable supply of high-quality SiC substrates essential for our increased supply capacity.”

Strategic Rationale

Market estimates indicate that the SiC total addressable market will grow from $3 billion in 2022 to $21 billion in 2030, representing a 28% compound annual growth rate.

The transaction builds on Coherent’s more than two decades of demonstrated leadership in SiC materials. In recent years, the Company has aggressively invested to scale its manufacturing of 150 mm and 200 mm substrates to address this underserved market.

Over the past two years, Coherent has invested aggressively in capital and R&D for SiC as part of its 10-year, $1 billion commitment announced in August 2021. The closing of this $1 billion combined investment into the Business will accelerate the Company’s capital plans in the coming years. Specifically, the investment will fund the manufacturing expansion of the Business’s substrates and epitaxial wafers and, in combination with the concurrent supply agreements, enhance its position in the market.

The transaction will enable Coherent to increase its available free cash flow to provide greater financial and operational flexibility to execute its capital allocation priorities, as it expects the aggregate $1 billion investment will be used to fund future capital expenditure requirements of the Business.

When incorporated into electric vehicles and industrial infrastructure, SiC-based power electronics have demonstrated the potential to significantly reduce carbon dioxide emissions and accelerate the transition to a cleaner and more energy efficient world. Through the rapidly growing demand for SiC power devices, Coherent, DENSO, and Mitsubishi Electric will accelerate their contribution to sustainable energy consumption and the decarbonization of society.

Additional Transaction Details

The transaction is expected to close in the first quarter of calendar year 2024.

BofA Securities and Allen & Company LLC served as financial advisors to Coherent, and Wachtell, Lipton, Rosen & Katz, Covington & Burling, and Sherrard, German and Kelly served as legal advisors to Coherent.

Coherent will hold a webcast for investors, equity analysts, and the public on Tuesday, October 10, 2023, at 4:30 p.m. ET to discuss this transaction. Individuals wishing to view the webcast can access the event at Coherent’s website by visiting coherent.com/company/investor-relations/financial-webcasts or via this link. The event will be recorded, and a replay will be available for a limited time.

Coherent Revises First Quarter Fiscal 2024 Revenue Outlook

Also today, Coherent revised its first quarter fiscal 2024 revenue guidance to $1,050M – 1,055M from $1,000M – 1,100M as previously provided on August 15, 2023.

About Coherent

Coherent empowers market innovators to define the future through breakthrough technologies, from materials to systems. We deliver innovations that resonate with our customers in diversified applications for the industrial, communications, electronics, and instrumentation markets. Headquartered in Saxonburg, Pennsylvania, Coherent has research and development, manufacturing, sales, service, and distribution facilities worldwide. For more information, please visit us at coherent.com.

Forward Looking Statements

This communication contains forward-looking statements relating to future events and expectations that are based on certain assumptions and contingencies. The forward-looking statements are made pursuant to the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. The forward-looking statements in this communication involve risks and uncertainties, which could cause actual results, performance or trends to differ materially from those expressed in the forward-looking statements herein or in previous disclosures.

Factors that could cause actual results to differ materially from those discussed in the forward-looking statements herein include, but are not limited to: (i) the failure of any one or more of the assumptions stated above to prove to be correct; (ii) the conditions to the completion of the investments of DENSO and Mitsubishi Electric and the risks that those conditions will not be satisfied in a timely manner or at all; (iii) the occurrence of any event, change or other circumstances that could give rise to an amendment or termination of the agreements relating to the investments by DENSO and Mitsubishi Electric; (iv) litigation and any unexpected costs, charges or expenses resulting from the separation of the Business or investments by DENSO and Mitsubishi Electric; (v) the risk that disruption from separation of the Business or the investments by DENSO and Mitsubishi Electric materially and adversely affects the respective businesses and operations of the Coherent or its subsidiaries; (vi) Coherent’s and its subsidiaries’ ability to devise and execute strategies to respond to market conditions; (vii) the risks to anticipated growth in industries and sectors in which Coherent and the Business operate; and (viii) the risks to realizing the benefits of investments in R&D and commercialization of innovations. Coherent disclaims any obligation to update information contained in these forward-looking statements whether as a result of new information, future events or developments, or otherwise.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which the offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Contacts

For Investors

Paul Silverstein

Vice President, Investor Relations & Corporate Communications

Investor.relations@coherent.com

For Media

Ronald Low and Ben Spicehandler

FGS Global

Coherent@FGSGlobal.com

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